Exhibit 99.2

NEWS RELEASE For Immediate Release 10/11/11 Contact: Susan Sutherland Toll free ofc. (877) 988-8048 Fax : (715) 424-3414 Email : pr@renlearn.com

2911 Peach Street • Wisconsin Rapids, WI 54495-8036

Renaissance Learning, Inc. Board Concludes Revised Acquisition Proposal
from Plato Learning, Inc. Could Not Reasonably Be Expected to Lead to a
Superior Proposal

WISCONSIN RAPIDS, WI — October 11, 2011 — Renaissance Learning, Inc. (Nasdaq: RLRN), a leading provider of technology-based school improvement and student assessment programs for K-12 schools, announced today that its Board of Directors has concluded that the previously announced unsolicited, revised definitive acquisition proposal received from Plato Learning, Inc. (“Plato Learning”) on October 7, 2011 could not reasonably expected to lead to a Superior Proposal under the terms of the definitive merger agreement dated August 15, 2011, as amended on September 27, 2011, under which a company formed at the direction of the Permira Funds will acquire all of the outstanding shares of Renaissance Learning.  Under the revised definitive proposal, Plato Learning proposes to acquire all of the outstanding shares of Renaissance Learning for an aggregate purchase price of approximately $496.0 million, which is financially equivalent to the acquisition of all of the outstanding shares of Renaissance Learning for $16.90 per share in cash.  The revised definitive proposal does not provide for an allocation of the merger consideration between co-founders Terrance and Judith Paul and affiliates and members of their family (the “Paul Shareholders”), on one hand, and the other shareholders of Renaissance Learning, on the other hand, but provides that Renaissance Learning’s Board of Directors or Mr. and Mrs. Paul may propose to allocate the merger consideration in any manner. Under the revised definitive proposal, the additional consideration payable under the revised terms of the proposed acquisition would be financed with an additional $25.0 million in equity pursuant to signed commitment letters and guarantees from funds advised by Thoma Bravo, LLC and HarbourVest Partners, LLC. The revised definitive proposal is not subject to a financing condition or further due diligence.

Renaissance Learning previously announced that Renaissance Learning and the Permira Funds entered into an amendment to the Permira Funds merger agreement.  Under the amended Permira Funds merger agreement, an affiliate of the Permira Funds will acquire all of the outstanding shares of Renaissance Learning held by the Paul Shareholders for $15.00 per share in cash, and will acquire all other outstanding shares of Renaissance Learning for $16.60 per share in cash, for an aggregate purchase price of approximately $455.0 million.

The Pauls have informed Renaissance Learning’s Board of Directors that they will not support an acquisition of Renaissance Learning by Plato Learning pursuant to Plato Learning’s revised definitive proposal.  Based on this information, the Board of Directors has unanimously determined in good faith, after consultation with its financial advisor, that the revised Plato Learning proposal could not reasonably be expected to lead to a Superior Proposal under the terms of the amended Permira Funds merger agreement, and that it will not pursue negotiations with Plato Learning.  Renaissance Learning’s Board of Directors has approved and continues to recommend that shareholders approve and adopt the amended Permira Funds merger agreement at the special meeting of Renaissance Learning’s shareholders scheduled to be held on October 17, 2011.  Under an amended shareholders agreement, the Paul Shareholders have agreed to vote the shares they control representing, in the aggregate, approximately 69% of Renaissance Learning’s outstanding shares, in favor of the amended Permira Funds merger agreement.

In connection with the amended Permira Funds merger agreement, on October 3, 2011, Renaissance Learning filed with the SEC a supplement, dated September 30, 2011, to the proxy statement previously distributed in connection with the special shareholders’ meeting and has furnished such supplement to Renaissance Learning’s shareholders.  The transaction remains subject to customary closing conditions, including approval by Renaissance Learning’s shareholders.  As previously announced, the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in connection with the proposed merger has ended.

About Renaissance Learning, Inc.

Renaissance Learning, Inc. is a leading provider of technology-based school improvement and student assessment programs for K12 schools.  Adopted by approximately 70,000 schools, Renaissance Learning’s tools provide daily formative assessment and periodic progress-monitoring technology to enhance core curriculum, support differentiated instruction, and personalize practice in reading, writing and math. Renaissance Learning products and school improvement programs help educators make the practice component of their existing curriculum more effective by providing tools to personalize practice and easily manage the daily activities for students of all levels. As a result, teachers using Renaissance Learning products and programs accelerate learning, get more satisfaction from teaching, and help students achieve higher test scores on state and national tests. Renaissance Learning has seven U.S. locations and subsidiaries in Canada and the United Kingdom.

Forward-Looking Statements

This news release contains forward-looking statements that involve risk and uncertainties.  Such statements constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements.  All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements.  For example, Renaissance Learning may not be able to complete the proposed merger with affiliates of the Permira Funds on the terms described in the amended merger agreement, or other acceptable terms or at all because of a number of factors, including the failure to obtain shareholder approval or the failure to satisfy the closing conditions.  These factors, and other factors that may affect the business or financial results of Renaissance Learning, are described in the risk factors included in Renaissance Learning’s filings with the Securities and Exchange Commission, including Renaissance Learning’s 2010 Annual Report on Form 10-K and later filed quarterly reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference.  Renaissance Learning expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

Additional Information for Shareholders

In connection with the proposed merger transaction with affiliates of the Permira Funds, Renaissance Learning filed a definitive proxy statement on Schedule 14A with the SEC on September 12, 2011 and a supplement to the proxy statement on October 3, 2011.  Renaissance Learning has furnished both the proxy statement and the supplement to the proxy statement to its shareholders.  SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THE SUPPLEMENT TO THE PROXY STATEMENT BECAUSE THE PROXY STATEMENT AND THE SUPPLEMENT TO THE PROXY STATEMENT CONTAIN IMPORTANT INFORMATION ABOUT THE PERMIRA FUNDS MERGER AGREEMENT, AS AMENDED.  Shareholders may obtain a free copy of the proxy statement, the supplement to the proxy statement and other relevant documents filed with the SEC from the SEC’s website (http://www.sec.gov).  Shareholders may also obtain these documents, free of charge, from Renaissance Learning by accessing Renaissance Learning’s website (http://www.rlrninvest.com) or by directing a request to Renaissance Learning, Inc., 2911 Peach Street, P.O. Box 8036, Wisconsin Rapids, Wisconsin 54495-8036, Attention:  Corporate Secretary.

Renaissance Learning and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders of Renaissance Learning in favor of the proposed merger with affiliates of the Permira Funds.  Information about the directors and executive officers of Renaissance Learning is set forth in the proxy statement for Renaissance Learning’s 2011 annual meeting of shareholders, as filed with the SEC on Schedule 14A on March 16, 2011.  Additional information regarding the interests of these individuals and other persons who may be deemed to be participants in the solicitation is included in the definitive proxy statement on Schedule 14A Renaissance Learning filed with the SEC on September 12, 2011, and the supplement to the proxy statement filed on October 3, 2011, relating to the proposed merger with affiliates of the Permira Funds.

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